Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Citizens Community Bancorp, Inc. and Subsidiary of our report dated December 13, 2017, relating to the consolidated financial statements, which appears in the annual report on Form 10-K for the year ended September 30, 2017, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, MN

July 20, 2018